EXHIBIT 4.1


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STANDARD & POOR'S          Frank A. Ciccotto, Jr.   55 Water Street, 45th Floor
The McGraw Hill Companies  Senior Vice President    New York, NY  10041
                           Securities Evaluations   Tel. 212-438-4417
                                                    Fax 212-438-7748
                                                    frank_ciccotto_jr@sandp.com
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                                January 25, 2011


Van Kampen Funds Inc.
11 Greenway Plaza
Houston, Texas 77046-1173

The Bank of New York Mellon
2 Hanson Place
12th Floor
Brooklyn, New York 11217

Unit Investment Trust Dept.


         Re:   Van Kampen Unit Trusts, Municipal Series 953
               Investment Grade Municipal Trust, Series 116
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Gentlemen:

   We have examined Registration Statement File No. 333-169913 for the above mentioned trust. We hereby acknowledge that Standard & Poor's Securities Evaluations, Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Standard & Poor's Securities Evaluations, Inc. as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

   You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,

                                                           /s/ FRANK A. CICCOTTO

                                                               Frank A. Ciccotto
                                         Senior Vice President & General Manager